UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on April 2, 2007, New Century Financial Corporation (the "Company") and its subsidiary, New Century Mortgage Corporation ("NCMC"), entered into an asset purchase agreement (the "Servicing Assets Agreement") with Carrington Capital, LLC, and its affiliate (collectively, "Carrington") for the sale of its servicing assets and servicing platform (the "Servicing Assets") to Carrington for approximately $133 million, subject to the receipt of higher and better offers in an auction for the Servicing Assets. The Company announced on May 16, 2007, that it had conducted and concluded the auction for the Servicing Assets pursuant to procedures established by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") at which Carrington submitted the highest bid and agreed to acquire the Servicing Assets for approximately $184 million (the "Sale"). Carrington’s actual bid at the auction was $188 million, which amount included a $4 million credit relating to Carrington’s breakup fee and the reimbursement of certain expenses. On May 21, 2007, the Company, NCMC and Carrington entered into a Second Amended and Restated Asset Purchase Agreement with respect to the Sale (the "Agreement"), and on May 23, 2007, the Bankruptcy Court entered an order approving the Sale.

The Agreement provides that $5 million of the approximately $184 million purchase price will be placed in an escrow account to be used to indemnify Carrington for claims made under the Agreement. The balance of the escrow account after reimbursement of any claims submitted by Carrington will be paid to the Company nine months after the closing date of the Sale. The closing of the Sale is expected to take place in June 2007 following the satisfaction of certain customary conditions that are set forth in the Agreement.

Copies of the Agreement and the Company’s press release announcing the conclusion of the Servicing Assets auction are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to: the Company's expectation that the transaction will close by the end of June. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, the Company's ability to timely satisfy the conditions to closing set forth in the definitive transaction documents. Additional information on these and other factors is contained in the Company's Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Second Amended and Restated Asset Purchase Agreement by and among Carrington Capital Management, LLC, Carrington Mortgage Services, LLC, New Century Financial Corporation and New Century Mortgage Corporation, dated as of May 21, 2007*

99.1 Press Release announcing the conclusion of the Servicing Assets auction, dated May 16, 2007

* The exhibits and schedules to the Second Amended and Restated Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

May 25, 2007	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Asset Purchase Agreement by and among Carrington Capital Management, LLC, Carrington Mortgage Services, LLC, New Century Financial Corporation and New Century Mortgage Corporation, dated as of May 21, 2007
99.1	Press Release announcing the conclusion of the Servicing Assets auction, dated May 16, 2007